UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2008

StellarOne Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22283

VA	541829288
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

590 Peter Jefferson Parkway, Suite 250
Charlottesville, VA 22911
(Address of principal executive offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 23, 2008, StellarOne Corporation (the "Corporation") announced that it will report third quarter 2008 results before the market opens on Wednesday, October 29, 2008. In connection with this earnings announcement, O. R. Barham, Jr., President and Chief Executive Officer of the Corporation, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Corporation, will host a conference call and simultaneous webcast at 11:00 AM ET on Wednesday, October 29, 2008, to discuss results and answer questions.

To participate in the conference call, dial toll free (888) 203-7337 (no pass code required) approximately 5 - 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 2:00 PM ET on Wednesday, October 29, 2008 through 12:00 AM ET on Wednesday, November 5, 2008, by dialing toll free (888) 203-1112 and using pass code #3700347.

A link to the webcast is accessible via the Corporation's website at www.StellarOne.com under "Investor Relations."

StellarOne Corporation is a traditional community banking provider, offering a full range of business and consumer banking services, including trust and asset management services. Through the activities of its affiliate, StellarOne Bank, the Company operates 63 full-service branches, 1 loan production office, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

The Common Stock of the Corporation is traded on the NASDAQ Global Select Market under the symbol STEL.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: October 23, 2008	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release